UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 20, 2012

Thor Industries, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-9235	93-0768752
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

419 West Pike Street, Jackson Center, Ohio		45334-0629
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (937) 596-6849

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 21, 2012, Thor Industries, Inc. (the “Company”) issued a press release announcing that Richard E. Riegel, III will resign from his position as Senior Group President of the Company effective September 30, 2012 (the “Resignation Date”) to pursue other business interests.

In connection with Mr. Riegel’s resignation, the Company and Mr. Riegel entered into a one year consulting arrangement, the terms of which are memorialized in a letter from the Company dated August 17, 2012 and acknowledged by Mr. Riegel on August 20, 2012 (the “Letter of Understanding”). In accordance with the Letter of Understanding, the Company has agreed to provide Mr. Riegel with (i) compensation in the aggregate amount of $300,000, payable in biweekly or monthly installments over the one year consulting period, (ii) use of his current office in New York City during the one year consulting period, provided that the space is still available to the Company, (iii) reimbursement of unreimbursed reasonable and necessary out-of-pocket business, travel, and entertainment expenses incurred by Mr. Riegel prior to the Resignation Date in the performance of his duties and responsibilities during his employment with the Company (subject to the Company’s policies and procedures for expense verification and documentation), and (iv) the right to elect to continue health and dental insurance coverage under COBRA for a period of up to eighteen (18) months to the extent such coverage is available under the Company’s health plans and provided that Mr. Riegel is eligible and fulfills his coverage obligations. All of Mr. Riegel’s stock options that have vested as of the Resignation Date will be subject to the terms and conditions of the applicable stock option agreements. All of Mr. Riegel’s stock options that have not vested as of the Resignation Date will expire immediately on the Resignation Date. Furthermore, Mr. Riegel has agreed to additional terms and conditions as outlined in the Letter of Understanding, including (i) certain confidentiality obligations and (ii) certain non-compete and non-solicitation obligations during the period from October 1, 2012 to March 31, 2015.

Copies of the Letter of Understanding and the Company’s press release are attached hereto as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

99.1	Letter of Understanding, dated August 17, 2012 and acknowledged August 20, 2012

99.2	Copy of press release, dated August 21, 2012, issued by the Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Thor Industries, Inc.

Date: August 21, 2012	By:	/s/ W. Todd Woelfer
	Name:	W. Todd Woelfer
	Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Letter of Understanding, dated August 17, 2012 and acknowledged August 20, 2012

99.2	Copy of press release, dated August 21, 2012, issued by the Company